Exhibit 10


                                POWER OF ATTORNEY

      The undersigned, General Electric Company, a New York corporation (hereinafter referred to as the "Corporation") does hereby make, constitute and appoint the persons listed below as the Corporation's true and lawful agent and attorney-in-fact (hereinafter referred to as the "Attorney") to act either together or alone in the name and on behalf of the Corporation for and with respect to the matters hereinafter described.

Name of Attorney:

                  Preston H. Abbott             Barbara J. Gould
                  Stephen Ambrose, Jr.          Paul J. Halas
                  Brock Austin                  Ronald J. Herman, Jr.
                  Eileen Brumback               Mark Kaplow
                  John W. Campo, Jr.            Barbara A. Lane
                  Carlos Carrasquillo           Alan Lewis
                  Barbara Daniele               David L. Lloyd
                  Laura E.B. Dawson             Keith W. Newman
                  Frank Ertl                    Michael Pastore
                  Michael A. Gaudino            James C. Ungari


      Each Attorney shall have the power and authority to do the following:

      To execute and deliver any Schedule 13D, Schedule 13G or Forms 3, 4 and 5 or any amendments thereto required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 on behalf of the Corporation with regard to any securities owned by the Corporation, General Electric Capital Corporation or any of their subsidiaries.

      And, in connection with the foregoing, to execute and deliver all documents, acknowledgments, consents and other agreements and to take such further action as may be necessary or convenient for the Corporation in order to more effectively carry out the intent and purpose of the foregoing.

      Agreements, commitments, documents, instruments and other writings executed by the Attorney in accordance with the terms hereof shall be binding upon the Corporation without attestation and without affixation of the seal of the Corporation. The Power of Attorney conferred hereby shall not be delegable by any Attorney. The Attorney shall serve without compensation for acting in the capacity of agent and attorney-in-fact hereunder.

      Unless revoked by the Corporation, this Power of Attorney shall be governed under the laws of the State of New York and the authority of the Attorney hereunder shall terminate on December 31, 2008.

            IN WITNESS WHEREOF, the Corporation has caused the Power of Attorney to be executed, attested and its corporate seal to be affixed pursuant to authority granted by the Corporation's board of directors, as the 13th day of February 2008.


                                                GENERAL ELECTRIC COMPANY


                                                By:  /s/ Michael McAlevey
                                                    ----------------------------
                                                    Michael McAlevey
                                                    Vice President


Attest:



/s/  Eliza W. Fraser
----------------------------
Eliza W. Fraser
Attesting Secretary

















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